EXHIBIT 10.10

SUMMARY OF KEY TERMS OF COMPENSATION ARRANGEMENTS
WITH MIDAMERICAN ENERGY HOLDINGS COMPANY
NAMED EXECUTIVE OFFICERS AND DIRECTORS

MidAmerican Energy Holdings Company's ("MEHC") continuing named executive officers each receive an annual salary and participate in health insurance and other benefit plans on the same basis as other employees, as well as certain other compensation and benefit plans described in MEHC's Annual Report on Form 10-K.

The named executive officers are also eligible to receive a cash incentive award under MEHC's Performance Incentive Plan ("PIP"). The PIP provides for a discretionary annual cash award that is determined on a subjective basis and paid in December. In addition to the PIP, the named executive officers are eligible to receive discretionary cash performance awards periodically during the year to reward the accomplishment of significant non-recurring tasks or projects. Mr. Gregory E. Abel has not been granted discretionary cash performance awards in the past five years. Messrs. Patrick J. Goodman and Douglas L. Anderson and Ms. Maureen E. Sammon are participants in MEHC's Long-Term Incentive Partnership Plan ("LTIP"). Mr. Abel does not participate in the LTIP. A copy of the LTIP is incorporated by reference to Exhibit 10.11 to the MEHC Annual Report on Form 10-K for the year ended December 31, 2007. Mr. Abel is a participant in MEHC's Incremental Profit Sharing Plan ("IPSP"). Messrs. Goodman and Anderson and Ms. Sammon do not participate in the IPSP. A copy of Mr. Abel's IPSP is attached as Exhibit 10.2 to the MEHC Annual Report on Form 10-K.

Base salary for continuing named executive officers for MEHC's fiscal year ending December 31, 2014, is shown in the following table:

Name and Title	Base Salary
Gregory E. Abel Chairman, President and Chief Executive Officer	$1,000,000
Patrick J. Goodman Executive Vice President and Chief Financial Officer	$450,000
Douglas L. Anderson Executive Vice President and General Counsel	$339,000
Maureen E. Sammon Senior Vice President and Chief Administrative Officer	$260,000

Mr. Abel is a director of MEHC, but does not receive additional compensation for his service as a director other than what he receives as an employee of MEHC. The other members of the MEHC board of directors do not receive compensation for their service as directors.